Exhibit 23.02



           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We acknowledge the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-2 of our report dated February 13, 2004, which appears on page F-1 of the Quarterly Report on Form 10-QSB/A of Nanopierce Technologies, Inc. for the quarter ended December 31, 2003, and our report dated November 12, 2003, which appears on page F-1 of the Quarterly Report on 10-QSB of Nanopierce Technologies Inc. for the quarter ended September 30, 2003.




/s/ GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 12, 2004


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